Exhibit 10.1
Final January 2008
Bewkes Upfront PSU Grant
Time Warner Inc.
Notice of Grant of Performance Stock Units
TIME WARNER INC. (the “Company”), pursuant to the Company’s 2006 Stock Incentive Plan (the “Plan”), hereby grants to the undersigned Participant the following performance stock units (the “PSUs”), subject to the terms and conditions of this Notice of Grant of Performance Stock Units, the Performance Stock Units Agreement and the Plan. Each PSU represents the unfunded, unsecured right of the Participant to receive a Share on the date(s) specified herein. The Plan and the Performance Stock Units Agreement, both of which are incorporated into and made a part of this Notice, can be accessed and printed through the HR Website (http://infocenter.twi.com).
1.	Name: Jeffrey Bewkes ID: _______________

2.	Date of Grant: January 1, 2008

3.	Target Number of PSUs Granted: 250,000

4.	Performance Period: January 1, 2008 through December 31, 2012.

5.	The Vesting Date for PSUs shall be February 15, 2013. As of the Vesting Date, a percentage (between 0% and 200%) of the target number of PSUs shall vest based on the Company’s highest Total Shareholder Return (“TSR”) achieved for the three-year, four-year and five-year periods within the Performance Period beginning on January 1, 2008 and ending on December 31, 2010, December 31, 2011 and December 31, 2012, respectively (each, a “Sub-Performance Period”), as indicated below (and as further provided under the Performance Stock Units Agreement):

	Highest Company TSR Percentile for any	Percentage of
	Sub-Performance Period Within	Target PSUs
Performance Level	the Performance Period	That Vest
Maximum	The Company is ranked at the 100th percentile	200%
Target	The Company is ranked at the 50th percentile	100%
Threshold	The Company is ranked at the 25th percentile	50%
Below Threshold	The Company is ranked below the 25th percentile	0%
The percentage of Target PSUs that vest if the Company’s highest TSR Percentile achieved for any Sub-Performance Period within the Performance Period is between the “Threshold” and “Target” or between the “Target” and “Maximum” Performance Levels shall be determined by linear interpolation. Notwithstanding the forgoing, the PSUs are subject to earlier forfeiture in certain circumstances, including certain types of termination of Employment, and/or accelerated issuance or transfer of the underlying Shares, in each case, as provided in the Performance Stock Units Agreement and the Plan.

     IN WITNESS WHEREOF, the Company has caused this Notice to be signed by its duly authorized officer or agent the ___ day of                     , 2008.

TIME WARNER INC.
By:

Accepted and Agreed to:
Holder:

[Home Address]
[Business Address]